Exhibit 99.1

March 8, 2017
USD Partners LP Announces Fourth Quarter and Full Year 2016 Results
Houston, TX - USD Partners LP (NYSE: USDP) (the “Partnership”) announced today its operating and financial results for the three and twelve months ended December 31, 2016. Highlights with respect to the fourth quarter of 2016 include the following:

•	Generated Net Cash Provided by Operating Activities of $16.0 million, Adjusted EBITDA of $16.8 million and Distributable Cash Flow of $16.0 million

•	Reported Net Income of $4.0 million

•	Increased quarterly cash distribution to $0.33 per unit ($1.32 per unit on an annualized basis)

•	Ended quarter with $188.6 million of available liquidity
“We are pleased to report another strong quarter at USD Partners and to announce our seventh consecutive distribution increase while delivering over 2.0x distribution coverage,” said Dan Borgen, the Partnership’s Chief Executive Officer. “We believe that our high-quality customer base and strategically located assets will continue to provide an excellent foundation for future growth. As crude oil production in Western Canada and demand for our assets increase, we expect to grow the distribution by 5-10% in 2017.”
Fourth Quarter 2016 Operational and Financial Results
Substantially all of the Partnership’s cash flows are generated from multi-year, take-or-pay terminal service agreements related to the Hardisty and Casper terminals, which include minimum monthly commitment fees. The Partnership’s customers include major integrated oil companies, refiners and marketers, the majority of which are investment grade rated.
The Partnership achieved significant growth during the fourth quarter of 2016 relative to the fourth quarter of 2015. Net Cash Provided by Operating Activities increased by 61%, while Adjusted EBITDA and Distributable Cash Flow increased by 31% and 56%, respectively. This growth was primarily attributable to the Partnership’s acquisition of the Casper terminal in November 2015 and was partially offset by higher interest expense on additional borrowings used to fund the acquisition, as well as additional operating costs associated with managing and operating the terminal.
Distributable Cash Flow for the fourth quarter of 2016 also benefited from a partial tax refund with respect to 2015 of approximately $2.3 million related to the activities of its foreign subsidiaries. Additionally, the Partnership received the remaining outstanding tax refund of approximately C$0.9 million in February of 2017. The Partnership expects to pay approximately C$5.7 million in Canadian income taxes with respect to 2017. These estimates for income taxes are based on the Partnership’s current operations and are subject to fluctuations in the operating results of the Partnership’s foreign subsidiaries and the exchange rate between the U.S. dollar and the Canadian dollar, among other factors.

Exhibit 99.1

Net income for the quarter decreased by 41% as compared to the fourth quarter of 2015, primarily as a result of a non-cash impairment loss of $3.5 million associated with the Partnership’s San Antonio ethanol terminal.
On February 1, 2017, the Partnership declared a quarterly cash distribution of $0.33 per unit ($1.32 per unit on an annualized basis), which represents growth of 2.3% relative to the third quarter of 2016 and 10.0% relative to the fourth quarter of 2015. The distribution was paid on February 17, 2017, to unitholders of record as of February 13, 2017.
As of December 31, 2016, the Partnership had total available liquidity of $188.6 million, including $11.7 million of unrestricted cash and cash equivalents and undrawn borrowing capacity of $176.9 million on its $400.0 million senior secured credit facility, subject to continued compliance with financial covenants. The Partnership is in compliance with its financial covenants and has no maturities under its senior secured credit facility until July 2019.
Fourth Quarter 2016 Conference Call Information
The Partnership will host a conference call and webcast regarding fourth quarter 2016 results at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Thursday, March 9, 2017.
To listen live over the Internet, participants are advised to log on to the Partnership’s website at www.usdpartners.com and select the “Events & Presentations” sub-tab under the “Investors” tab. To join via telephone, participants may dial (877) 266-7551 domestically or +1 (339) 368-5209 internationally, conference ID 56583920. Participants are advised to dial in at least five minutes prior to the call.
An audio replay of the conference call will be available for thirty days by dialing (800) 585-8367 domestically or +1 (404) 537-3406 internationally, conference ID 56583920. In addition, a replay of the audio webcast will be available by accessing the Partnership's website after the call is concluded.
About USD Partners LP
USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group LLC to acquire, develop and operate energy-related logistics assets, including rail terminals and other high-quality and complementary midstream infrastructure. The Partnership’s assets consist primarily of: (i) a crude oil origination terminal in Hardisty, Alberta, Canada, with capacity to load up to two 120-railcar unit trains per day, (ii) a crude oil terminal in Casper, Wyoming, with unit train-capable railcar loading capacity in excess of 100,000 barrels per day and six customer-dedicated storage tanks with 900,000 barrels of total capacity and (iii) two unit train-capable ethanol destination rail terminals in San Antonio, Texas, and West Colton, California. In addition, the Partnership provides railcar services through the management of a railcar fleet that is committed to customers on a long-term basis.

Exhibit 99.1

Non-GAAP Financial Measures
The Partnership defines Adjusted EBITDA as Net Cash Provided by Operating Activities adjusted for changes in working capital items, changes in restricted cash, interest, income taxes, foreign currency transaction gains and losses, adjustments related to deferred revenue associated with minimum monthly commitment fees and other items which do not affect the underlying cash flows produced by the Partnership’s businesses. Adjusted EBITDA is a non-GAAP, supplemental financial measure used by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the Partnership’s liquidity and the ability of the Partnership’s businesses to produce sufficient cash flows to make distributions to the Partnership’s unitholders; and

•	the Partnership’s ability to incur and service debt and fund capital expenditures.
The Partnership defines Distributable Cash Flow, or DCF, as Adjusted EBITDA less net cash paid for interest, income taxes and maintenance capital expenditures. DCF does not reflect changes in working capital balances. DCF is a non-GAAP, supplemental financial measure used by management and by external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:

•	the amount of cash available for making distributions to the Partnership’s unitholders;

•	the excess cash being retained for use in enhancing the Partnership’s existing businesses; and

•	the sustainability of the Partnership’s current distribution rate per unit.
The Partnership believes that the presentation of Adjusted EBITDA and DCF in this press release provides information that enhances an investor's understanding of the Partnership’s ability to generate cash for payment of distributions and other purposes. The GAAP measure most directly comparable to Adjusted EBITDA and DCF is Net Cash Provided by Operating Activities. Adjusted EBITDA and DCF should not be considered alternatives to Net Cash Provided by Operating Activities or any other measure of liquidity or performance presented in accordance with GAAP. Adjusted EBITDA and DCF exclude some, but not all, items that affect cash from operations and these measures may vary among other companies. As a result, Adjusted EBITDA and DCF may not be comparable to similarly titled measures of other companies.
Contact:
Adam Altsuler
Vice President, Chief Financial Officer
(281) 291-3995
aaltsuler@usdg.com

Ashley Means
Director, Finance & Investor Relations
(281) 291-3965
ameans@usdg.com

Exhibit 99.1

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the ability of the Partnership to grow and the amount and timing of future distribution payments. Words and phrases such as “is expected,” “is planned,” “believes,” “projects,” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in our subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Exhibit 99.1

USD Partners LP
Consolidated Statements of Operations
For the Three Months and the Year Ended December 31, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands)
Revenues
Terminalling services	$23,454	$20,202	$93,014	$58,841
Terminalling services — related party	1,791	1,690	6,933	5,228
Railroad incentives	15	389	76	434
Fleet leases	644	1,890	2,577	7,710
Fleet leases — related party	889	889	3,560	4,123
Fleet services	471	155	1,084	622
Fleet services — related party	279	617	1,926	2,840
Freight and other reimbursables	1,011	241	1,955	1,880
Freight and other reimbursables — related party	—	(10)	—	85
Total revenues	28,554	26,063	111,125	81,763
Operating costs
Subcontracted rail services	2,004	1,726	8,077	7,710
Pipeline fees	5,255	5,590	20,799	17,249
Fleet leases	1,569	2,779	6,174	11,833
Freight and other reimbursables	1,011	231	1,955	1,965
Operating and maintenance	562	558	2,962	2,062
Selling, general and administrative	2,187	2,141	9,658	7,673
Selling, general and administrative — related party	1,399	1,341	5,768	4,707
Depreciation and amortization	8,367	2,866	23,092	6,110
Total operating costs	22,354	17,232	78,485	59,309
Operating income	6,200	8,831	32,640	22,454
Interest expense, net	2,549	1,458	9,837	4,368
Loss (gain) associated with derivative instruments	(781)	(1,089)	140	(5,161)
Foreign currency transaction loss (gain)	(630)	180	(750)	(201)
Income before provision for income taxes	5,062	8,282	23,413	23,448
Provision for (benefit from) income taxes	1,106	1,607	(759)	5,755
Net income	$3,956	$6,675	$24,172	$17,693

Exhibit 99.1

USD Partners LP
Consolidated Statements of Cash Flows
For the Three Months and the Year Ended December 31, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands)

Cash flows from operating activities:
Net income	3,956	6,675	$24,172	$17,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,367	2,866	23,092	6,110
Loss (gain) associated with derivative instruments	(781)	(1,089)	140	(5,161)
Settlement of derivative contracts	759	1,398	2,399	4,283
Amortization of deferred financing costs	215	188	861	659
Unit based compensation expense	1,250	293	4,074	2,461
Deferred income taxes	44	(23)	46	814
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(89)	179	79	1,647
Accounts receivable — related party	1,683	(1,637)	1,750	(1,805)
Prepaid expenses and other current assets	3,067	2,577	30	(572)
Accounts payable and accrued expenses	(520)	452	(1,897)	(336)
Accounts payable and accrued expenses — related party	(1,487)	305	(20)	(544)
Deferred revenue and other liabilities	(430)	(2,515)	1,854	9,500
Deferred revenue — related party	(67)	(315)	(2,850)	585
Change in restricted cash	10	573	(654)	870
Net cash provided by operating activities	15,977	9,927	53,076	36,204
Cash flows from investing activities:
Additions of property and equipment	(3)	(247)	(474)	(1,671)
Proceeds from settlement of purchase price	381	—	381	—
Acquisitions, net of cash received	—	(210,445)	—	(210,445)
Purchase of derivative contracts	—	—	—	(1,167)
Net cash provided by (used in) investing activities	378	(210,692)	(93)	(213,283)
Cash flows from financing activities:
Payments for deferred financing costs	$—	$(854)	$—	$(854)
Distributions	(7,722)	(6,337)	(29,665)	(24,032)
Vested phantom units used for payment of participant taxes	—	—	(77)	—
Proceeds from issuance of units	—	335	—	335
Proceeds from long-term debt	5,000	185,000	20,000	203,000
Repayment of long-term debt	(10,725)	(7,764)	(41,556)	(30,492)
Net cash provided by (used in) financing activities	(13,447)	170,380	(51,298)	147,957
Effect of exchange rates on cash	(1,039)	(185)	(480)	(627)
Net change in cash and cash equivalents	1,869	(30,570)	1,205	(29,749)
Cash and cash equivalents – beginning of period	9,836	41,070	10,500	40,249
Cash and cash equivalents – end of period	$11,705	$10,500	$11,705	$10,500

Exhibit 99.1

USD Partners LP
Consolidated Balance Sheets
(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS	(in thousands)
Current assets
Cash and cash equivalents	$11,705	$10,500
Restricted cash	5,433	4,640
Accounts receivable, net	4,321	4,333
Accounts receivable — related party	219	1,889
Prepaid expenses	10,325	10,191
Other current assets	2,562	3,908
Total current assets	34,565	35,461
Property and equipment, net	125,702	133,010
Intangible assets, net	111,919	124,581
Goodwill	33,589	33,970
Other non-current assets	192	1,376
Total assets	$305,967	$328,398

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable and accrued expenses	$2,221	$4,092
Accounts payable and accrued expenses — related party	214	232
Deferred revenue, current portion	26,928	22,158
Deferred revenue, current portion — related party	4,292	5,485
Other current liabilities	3,513	2,914
Total current liabilities	37,168	34,881
Long-term debt, net	220,894	239,444
Deferred revenue, net of current portion	264	2,022
Deferred revenue, net of current portion — related party	—	1,542
Deferred income tax liability, net	823	749
Total liabilities	259,149	278,638
Commitments and contingencies
Partners’ capital
Common units	122,802	141,374
Class A units	1,811	1,749
Subordinated units	(76,749)	(93,445)
General partner units	111	220
Accumulated other comprehensive loss	(1,157)	(138)
Total partners' capital	46,818	49,760
Total liabilities and partners' capital	$305,967	$328,398

Exhibit 99.1

USD Partners LP
GAAP to Non-GAAP Reconciliations
For the Three Months and the Year Ended December 31, 2016 and 2015
(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(in thousands)

Net cash provided by operating activities	$15,977	$9,927	$53,076	$36,204
Add (deduct):
Amortization of deferred financing costs	(215)	(188)	(861)	(659)
Deferred income taxes	(44)	23	(46)	(814)
Changes in accounts receivable and other assets	(4,661)	(1,119)	(1,859)	730
Changes in accounts payable and accrued expenses	2,007	(757)	1,917	880
Changes in deferred revenue and other liabilities	497	2,830	996	(10,085)
Change in restricted cash	(10)	(573)	654	(870)
Interest expense, net	2,549	1,458	9,837	4,368
Provision for (benefit from) income taxes	1,106	1,607	(759)	5,755
Foreign currency transaction loss (gain) (1)	(630)	180	(750)	(201)
Deferred revenue associated with minimum monthly commitment fees (2)	255	(583)	1,485	7,444
Adjusted EBITDA	16,831	12,805	63,690	42,752
Add (deduct):
Cash received (paid) for income taxes (3)	1,315	(1,643)	(845)	(3,995)
Cash paid for interest	(2,164)	(908)	(8,722)	(3,695)
Maintenance capital expenditures	7	—	(238)	—
Distributable cash flow	$15,989	$10,254	$53,885	$35,062

(1)	Represents foreign exchange transaction gains and losses associated with activities between the Partnership's U.S. and Canadian subsidiaries.
(2)
Represents deferred revenue associated with minimum monthly commitment fees in excess of throughput utilized, which fees are not refundable to the Partnership's customers. Amounts presented are net of: (a) the corresponding prepaid Gibson pipeline fee that will be recognized as expense concurrently with the recognition of revenue; (b) revenue recognized in the current period that was previously deferred; and (c) expense recognized for previously prepaid Gibson pipeline fees, which correspond with the revenue recognized that was previously deferred.

(3)	Includes amounts we received as a partial refund of approximately $3.7 million (representing Canadian $4.9 million) for our 2015 foreign income taxes.